Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED

PERFORMANCE- AND SERVICE-BASED

RESTRICTED STOCK UNIT AGREEMENT

HILTON GRAND VACATIONS INC.

2017 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT TO THE AMENDED AND RESTATED PERFORMANCE- AND SERVICE-BASED RESTRICTED STOCK UNIT AGREEMENT (the “Amendment”), effective as of the 5th day of March, 2019, is between Hilton Grand Vacations Inc., a Delaware corporation (the “Company”), and [______________], an employee of the Company (the “Participant”).

R E C I T A L S :

WHEREAS, the Company maintains the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (as it may be amended, the “Plan”), pursuant to which the Compensation Committee (the “Committee”) of the Board of the Directors of the Company has the authority, as Administrator of the Plan, to determine the terms and conditions of awards granted under the Plan and to amend any outstanding award, consistent with the provisions of the Plan; and

WHEREAS, pursuant to the Plan, the Company has granted to the Participant that certain performance- and service-based restricted stock unit award (the “Award”), which Award is subject to certain performance- and service-based vesting conditions, and is evidenced by an Amended and Restated Performance- and Service-Based Restricted Stock Unit Award Agreement, dated as of [___________], for a target number of [________] restricted stock units (the “Award Agreement”); and

WHEREAS, none of the performance- and service-based restricted stock units (“Performance RSUs”) subject to the Award are vested as of the date of this Amendment; and

WHEREAS, as a result of changes to certain accounting guidance followed by the Company, the definition of “Adjusted EBITDA” and related Adjusted EBITDA performance goals set forth in the Award Agreement no longer serve to align the efforts of the Participant with the Company’s performance; and

WHEREAS, the Company and the Participant desire to amend the Award Agreement to substitute the definition of “Adjusted EBITDA” with a new definition of “Adjusted EBITDA” in light of the new accounting guidance, and revise the individual Adjusted EBITDA performance goals to reflect the differences between the EBITDA definitions; and

WHEREAS, except as otherwise set forth herein, all other terms and conditions of the Award Agreement, including, without limitation, the three-year cumulative performance period, will remain unchanged, and the vesting of the Performance RSUs is substantially uncertain as of the date of this Amendment;

NOW, THEREFORE, in furtherance of the purposes described herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.    Replacement of Adjusted EBITDA Table in Section 2 of the Award Notice. The Adjusted EBITDA Table in Section 2 of the Award Notice shall be replaced in its entirety as follows:

Level of Achievement	Adjusted EBITDA Position	Percentage of Award Earned
Below Threshold	Less than $[______]M	0%
Threshold	$[______]M	50%
Target	$[______]M	100%
Maximum	$[______]M	200%

2.    Replacement of Section 3(b) of the Award Agreement. Section 3(b) of the Award Notice shall be replaced in its entirety as follows:

“(b)    “Adjusted EBITDA” means the Company’s earnings before interest expense, taxes and depreciation and amortization, (i) adjusted to exclude gains, losses and expenses in connection with (A) asset dispositions, (B) foreign currency transactions, (C) debt restructurings/retirements, (D) non-cash impairment losses, (E) reorganization costs, including severance and relocation costs, (F) share-based and certain other compensation expenses, (G) costs related to the spin-off, and (H) other items, and (ii) further adjusted for net construction related recognition and deferral activity.”

3.    Remaining Effect. By entering into this Amendment, the Participant hereby expressly acknowledges and agrees that except for the changes to the Award Agreement set forth in this Amendment, the Award Agreement shall continue in full force and effect. The Participant further agrees to be bound by the terms of the Plan, Award Agreement and the Amendment. Terms that are capitalized in the Amendment but not defined herein shall have the meaning given in the respective Plan or Award Agreement unless the Company determines otherwise.

4.    Amendment; Successors in Interest; Waiver. This Amendment may be modified, amended or terminated only by the written consent of the parties hereto. Notwithstanding the foregoing, the Company shall have unilateral authority to amend this Amendment (without Participant consent) to the extent necessary to comply with applicable laws, rules and regulations or changes to applicable laws, rules and regulations. All obligations imposed upon the Participant and all rights granted to the Company under this Amendment shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors. The waiver by the Company of a breach of any provision of this Amendment by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

5.    Governing Law. Except as otherwise provided in the Plan or the Award Agreement, this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

6.    Prior Understandings. This Amendment contains the entire agreement between the parties to this Amendment with respect to the subject matter of this Amendment and supersedes all prior understanding, agreements, representations and warranties, if any, with respect to such subject matter.

7.    Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.

[Signatures follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the day and year first written above.

HILTON GRAND VACATIONS INC.

By:
[Name]
[Title]

Acknowledged and Agreed:

Participant Signature

[Signature Page to Amendment to Amended and Restated Performance- and Service-Based Restricted Stock Unit Agreement]